Filed pursuant to Rule 424(b)(5)
                                                             File No. 333-137215

Pricing Supplement No. 129 dated March 10, 2008.
(To Prospectus dated September 8, 2006)


             Hartford Life Insurance Company IncomeNotes(sm)

The description in this pricing supplement of the particular terms of the following series of IncomeNotes(sm) offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus dated September 8, 2006, to which reference is hereby made.

The Notes described in this pricing supplement all have:
   A Trade Date of:                  March 17, 2008
   An Issuance Date of:              March 20, 2008

ADDITIONAL TERMS ARE DEFINED BELOW.
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                      4.20% Callable Notes due March 15, 2013

CUSIP Number:                     4165X0MF4
Series Number:                    408342
Stated Maturity Date:             March 15, 2013
Interest Rate:                    4.20%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    September 15, 2008
Price to Public:                  100%
Agent's Discount:                 1.00%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date:      March 15, 2010
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.
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                      Floating Rate Notes due March 15, 2013

CUSIP Number:                     4165X0MG2
Series Number:                    408343
Stated Maturity Date:             March 15, 2013
Initial Interest Rate:            5.30%
Interest Payment Frequency:       Monthly
Interest Payment Dates:           April 15, 2008, and the 15th of
                                  each month thereafter or, if such day is not
                                  a Business Day, the next following Business
                                  Day, without interest for the period payment
                                  is deferred.
Initial Interest Reset Date:      April 15, 2008
Interest Reset Dates:             The 15th day of each month occurring on or
                                  after the Initial Interest Reset Date.

Interest Determination Date(s):   The fifth Business Day prior to each
                                  Interest Reset Date.

Base Rate:           [ ] CD Rate                         [ ] Federal Funds Rate
                     [ ] Commercial Paper Rate           [ ] LIBOR
                     [ ] Constant Maturity Swap Rate     [ ] Prime Rate
                     [ ] Constant Maturity Treasury Rate [ ] Treasury Rate
                     [X] CPI Adjustment Rate             [ ] Other (see
                                                              attached)
If LIBOR             [ ] LIBOR Reuters Page
                     [ ] LIBOR Telerate Page
                     [ ] Designated LIBOR Currency

If Constant Maturity Treasury Rate Telerate Page     [ ] 7051      [ ] 7052
       If 7052       [ ] Weekly Average              [ ] Monthly Average
       Designated CMT Maturity Index:

Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No
   If yes:  Fixed Rate:
            Fixed Rate Commencement Date:

Maximum Interest Rate:            None.
Minimum Interest Rate:            None.
Index Maturity:                   Not Applicable.
Spread:                           1.02%
Spread Multiplier:                None.

Computation of Interest:          See Prospectus.

Sinking Fund:                     None.

Price to Public:                  100%
Agent's Discount:                 1.00%
Day Count Convention:             30/360, unadjusted

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

Calculation Agent:                The Bank of New York Trust Company, N.A.
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                      Floating Rate Notes due March 15, 2017

CUSIP Number:                     4165X0MH0
Series Number:                    408344
Stated Maturity Date:             March 15, 2017
Initial Interest Rate:            6.02%
Interest Payment Frequency:       Monthly
Interest Payment Dates:           April 15, 2008, and the 15th of
                                  each month thereafter or, if such day is not a Business Day, the next following Business
                                  Day, without interest for the period payment is deferred.

Initial Interest Reset Date:      April 15, 2008
Interest Reset Dates:             The 15th day of each month occurring on or
                                  after the Initial Interest Reset Date.
Interest Determination Date(s):   The fifth Business Day prior to each
                                  Interest Reset Date.

Base Rate:           [ ] CD Rate                         [ ] Federal Funds Rate
                     [ ] Commercial Paper Rate           [ ] LIBOR
                     [ ] Constant Maturity Swap Rate     [ ] Prime Rate
                     [ ] Constant Maturity Treasury Rate [ ] Treasury Rate
                     [X] CPI Adjustment Rate             [ ] Other (see
                                                              attached)
If LIBOR             [ ] LIBOR Reuters Page
                     [ ] LIBOR Telerate Page
                     [ ] Designated LIBOR Currency

If Constant Maturity Treasury Rate Telerate Page     [ ] 7051      [ ] 7052
       If 7052       [ ] Weekly Average              [ ] Monthly Average
       Designated CMT Maturity Index:

Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No
   If yes:  Fixed Rate:
            Fixed Rate Commencement Date:

Maximum Interest Rate:            None.
Minimum Interest Rate:            None.
Index Maturity:                   Not Applicable.
Spread:                           1.74%
Spread Multiplier:                None.

Computation of Interest:          See Prospectus.

Sinking Fund:                     None.

Price to Public:                  100%
Agent's Discount:                 1.45%
Day Count Convention:             30/360, unadjusted

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

Calculation Agent:                The Bank of New York Trust Company, N.A.
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       ADDITIONAL INFORMATION PERTAINING TO ALL NOTES DESCRIBED
                      IN THIS PRICING SUPPLEMENT:

Securities Exchange Listing:            None.
Specified Currency:                     U.S. Dollars
Authorized Denominations:               $1,000 integral amounts.
Indenture Trustee:                      The Bank of New York Trust Company,
                                        N.A., is successor Indenture Trustee
                                        under Section 7.14 of the Indenture.

Other Provisions Relating to the Notes: None.

AGENTS: Bear, Stearns & Co. Inc.; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Charles Schwab & Co., Inc.; Citigroup; Fidelity Capital Markets Services, a division of National Financial Services, LLC; Janney Montgomery Scott LLC; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Morgan Stanley; NatCity Investments, Inc.; Raymond James; RBC Dain Rauscher, Inc.; Robert W. Baird & Co. Incorporated; Scott & Stringfellow, Inc.; UBS Investment Bank; Wachovia Securities

NOTE: The Opinion regarding the enforceability of the Notes and the related Consent of Counsel for Hartford Life Insurance Company is given by Sadie R. Gordon, Counsel.

RATINGS: It is anticipated that, as of March 20, 2008, the Notes will be rated by the indicated rating agencies as follows:

            Standard & Poor's:  AA-
            Moody's:            A1
            Fitch:              AA-
            A.M. Best:          a+